UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On July 24, 2008 (the “Grant Date”) the Compensation and Management Development Committee of the Company’s Board of Directors granted Mr. Gregory F. Milzcik, President and Chief Executive Officer of the Company, 5,466 restricted stock units and 43,715 stock options.

Restricted Stock Units

The restricted stock unit award entitles Mr. Milzcik to receive without payment to the Company the number of shares of the Company’s common stock, par value $0.01 (the “Common Stock”) equal to the number of restricted stock units that become vested and to receive dividend equivalents on the restricted stock units determined by multiplying the number of restricted stock units by the dividend per share paid on the Common Stock on each date on which a dividend is paid to the holders of Common Stock. The restricted stock units vest one-third on each of the 30th, 42nd, and 54th month anniversaries of the Grant Date.

The restricted stock units will be accelerated and become payable upon termination due to the holder’s death or disability or upon a change in control of the Company. In the event that Mr. Milzcik’s employment is terminated without cause or by him for good reason, the restricted stock units will continue to vest through the specified severance period. In the event that his termination is for any other reason, the unvested portion of the restricted stock units shall be forfeited.

Stock Options

The stock options will vest one-third on each of the 18th, 30th, and 42nd month anniversaries of the Grant Date. The exercise price of each stock option is $24.395.

In the event of a change in control of the Company or a termination due to death or disability, the stock options will become exercisable in full. In the event of a death or disability termination, the stock options may be exercised within one year of such termination. In the event of an involuntary termination without cause or by Mr. Milzcik for good reason, unvested stock options shall become exercisable through the specified severance period as if he continued to be employed and he shall have one year from the end of the severance period to exercise vested stock options. In the event of an involuntary termination for cause, all stock options are forfeited. In the event of a voluntary termination other than for good reason, unvested stock options shall be forfeited and vested options shall terminate as of the last day of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2008	BARNES GROUP INC.
(Registrant)

	By:	/s/ Signe S. Gates
Signe S. Gates
Senior Vice President, General Counsel and Secretary